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                                                               Exhibit 10.10 (a)

                                FMC CORPORATION
                               EXECUTIVE SEVERANCE
                             GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the "Trust Agreement") is made this 31st day of July 2001 by and between FMC CORPORATION ("the Company") and WACHOVIA BANK, N.A. ("the Trustee").

                                    Recitals
                                    --------

(a) WHEREAS, the Company has adopted the FMC Corporation Executive Severance Plan and certain executive severance Agreements (the "Arrangements");

(b) WHEREAS, the Company has incurred or expects to incur liability under the terms of such Arrangements with respect to the individuals participating in such Arrangements (the "Participants and Beneficiaries");

(c) WHEREAS, the Company has previously established a grantor trust effective April 14, 1999 (the "Prior Trust") for such Arrangements and wishes by this Trust (the "Trust") to amend and restate such Prior Trust and shall contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, and subject to the claims of a Subsidiary's creditors in the event of the Subsidiary's Insolvency to the extent the Trust assets were contributed on behalf of such Subsidiary's employees, until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement;

(d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as unfunded plans maintained for the purpose of providing executive severance benefits for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

(e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds (the "Fund") to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

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Section 1.        Establishment of The Trust
                  --------------------------

(a) The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(b) The Company shall be considered a Grantor for the purposes of the Trust.

(c) The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Potential Change in Control or Change in Control, as defined herein (except as may otherwise be provided by this Trust Agreement); provided however, in the event that no Change in Control occurs within one year of a Potential Change in Control, this Trust shall again become revocable until a Potential Change in Control or Change in Control should occur.

(d) The Company hereby deposits with the Trustee in the Trust one-thousand dollars and zero cents ($1,000.00) which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, and subject to a Subsidiary's creditors in the event of the Subsidiary's Insolvency to the extent the Trust assets were contributed to the Trust on behalf of the Subsidiary's employees.

(f) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to the Trustee in the Trust to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Prior to a Change in Control, neither the Trustee nor any Participant or Beneficiary shall have any right to compel additional deposits.

(g) As soon as practicable after the Company has knowledge that a Change in Control is imminent, but no later than the last business day immediately preceding the date of the Change in Control, the Company shall make a contribution to the Trust in an amount equal to the Required Funding Amount as defined by this Trust less any assets held by the Trust. At least each six months after the occurrence of a Change in Control, the Company shall make a contribution in the amount, if any, by which the Required Funding Amount exceeds the value of assets held by the Trust.

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Section 2.     Payments to Participants and Their Beneficiaries
               ------------------------------------------------

(a) Prior to a Change in Control, the Trustee shall make distributions from the Trust to Participants and Beneficiaries at the direction of the Company. Prior to a Change in Control, the entitlement of a Participant or his or her Beneficiaries to benefits under the Arrangements shall be determined as provided by the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements.

(b) The Company may make payment of benefits directly to Participants or their Beneficiaries as they become due under the terms of the Arrangements. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Arrangements, the Company shall make the balance of each such payment as it falls due in accordance with the Arrangements. The Trustee shall notify the Company where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Company of its liabilities to pay benefits due under the Arrangements except to the extent such liabilities are met by application of assets of the Trust.

(c) After a Potential Change in Control and before a Change in Control, the Company shall deliver to the Trustee a schedule of benefits due under the Arrangements. After a Change in Control, the Company shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due; provided however, a Participant or their Beneficiaries may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements. The Trustee shall notify the Company of any such appeal and the Company shall be permitted to provide the Trustee with any information the Company wishes the Trustee to consider in making a determination pursuant to this Section. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or Beneficiary's entitlement to a payment hereunder. In making its determination, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company and, to the extent not paid by the Company within a reasonable time, shall be charged to the Trust. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(d) In the event any Participant or his or her Beneficiary is determined to be subject to federal income tax on any amount to the credit of his or her account under any Arrangement prior to the time of payment hereunder, whether or not due to the establishment of or contributions to this Trust, a portion of such taxable amount equal to

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         the federal, state and local taxes (excluding any interest or penalties) owed on such taxable amount, shall be distributed by the Trustee as soon thereafter as practicable to such Participant or Beneficiary. For these purposes, a Participant or Beneficiary shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any distributions from the Fund to a Participant or Beneficiary under this Section 2(d) shall be applied to reduce the Company liabilities to such Participant and/or Beneficiary under the applicable Arrangement with such reductions to be made on a pro-rata basis over the term of benefit payments under the Arrangement

(e) The Trustee agrees that it will not itself institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2 in the place and stead of the Trustee. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Change in Control or in the event that the Trust should ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements.

Section 3.     Trustee Responsibility Regarding Payments
               To The Trust Beneficiary When The Company Is Insolvent
               ------------------------------------------------------

(a) The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent or a Subsidiary is Insolvent to the extent the Trust assets were contributed on behalf of the Subsidiary's employees. The Company and/or a Subsidiary shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company and/or a Subsidiary is unable to pay its debts as they become due, or (ii) the Company and/or a Subsidiary is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company and/or a Subsidiary under federal and state law as set forth below.

         (1) The Board of Directors and the Chief Executive Officer of the Company, or in the case of a Subsidiary, the President of the Subsidiary shall have the duty to inform the Trustee in writing that the Company and/or a Subsidiary is Insolvent. If a person claiming to be a creditor of the Company and/or a Subsidiary alleges in writing to the Trustee that the Company and/or a Subsidiary has become Insolvent, the Trustee shall determine whether the Company and/or a Subsidiary is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

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         (2)      Unless the Trustee has actual knowledge that the Company
                  and/or a Subsidiary is Insolvent, or has received notice from the Company and/or a Subsidiary or a person claiming to be a creditor alleging that the Company's and/or a Subsidiary is Insolvent, the Trustee shall have no duty to inquire whether the Company and/or a Subsidiary is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's and/or a Subsidiary's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's and/or a Subsidiary's solvency.

         (3) If at any time the Trustee has determined that the Company and/or a Subsidiary is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors and shall hold the assets of the Trust to the extent contributed on behalf of the employees of a Subsidiary for the benefit of the Subsidiary's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company and/or a Subsidiary with respect to benefits due under the Arrangements or otherwise.

         (4) The Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company and/or a Subsidiary is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company and/or a Subsidiary in lieu of the payments provided for hereunder during any such period of discontinuance.

(d) The Insolvency of a Subsidiary shall not, in and of itself, cause the Company or any other Subsidiary participating in this Trust to be Insolvent. However, any assets attributable to such Insolvent Subsidiary held by this Trust shall be held for the benefit of the Insolvent Subsdiary's general creditors.

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Section 4.      Payments When a Short-Fall of The Trust Assets Occurs
                -----------------------------------------------------

(a) If there are not sufficient assets for the payment of current and expected future benefits pursuant to Section 2 or Section 3(c) hereof and the Company does not otherwise make such payments within a reasonable time after demand from the Trustee, the Trustee shall allocate the Trust assets among the Participants or their Beneficiaries in a pro rata manner with respect to the total present value of benefits expected for each Participant or Beneficiary.

(b) Upon receipt of a contribution from the Company necessary to make up for a shortfall in the payments due, the Trustee shall resume payments to all the Participants and Beneficiaries under the Arrangements. In addition to the normally scheduled payments due under the Arrangements, the Trustee shall make a payment to the Participants and Beneficiaries, as soon as is practicable following the Company's contribution equal to the amount by which any payment was reduced during the period for which the Trustee made payments under Section 4(a). Following a Change in Control, the Trustee shall have the right and duty to compel a contribution to the Trust from the Company to make-up for any shortfall.

Section 5.      Payments to the Company
                -----------------------

Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Participants and their Beneficiaries pursuant to the terms of the Arrangements. Following payment of all benefits due under the Arrangements and any remaining fees and expenses, the Trustee shall return any amounts remaining in the Trust to the Company.

Section 6.      Investment Authority
                --------------------

(a) The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, in good faith and as a prudent person would act in accomplishing a similar task and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b) Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change in Control and Section 6(c), the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

         (1) To invest and reinvest in any readily marketable common and preferred stocks, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee other than a de minimus amount held in a mutual fund), certificates of deposit or demand or time deposits (including any such deposits with the Trustee) and shares of investment companies and mutual funds, without being limited to the classes or property in which the Trustees are authorized to invest by any law or any rule of court of any


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          state and without regard to the proportion any such property may bear to the entire amount of the Fund;

   (2) To invest and reinvest all or any portion of the Fund collectively through the medium of any proprietary mutual fund that may be established and maintained by the Trustee;

   (3) To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation, retirement income or severance benefits of its employees and/or directors;

   (4)    To retain any property at any time received by the Trustee;

   (5) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

   (6) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

   (7) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to be deposited;

   (8)    To extend the time of payment of any obligation held by it;

   (9) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

   (10) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

   (11) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

   (12) Upon prior notice, to employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company;


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         (13)     To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

         (14) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

         (15) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

         (16) To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein:

         (17) To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

         (18) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

   (c) Prior to a Change in Control, the Company shall have the right, subject to this Section to direct the Trustee with respect to investments.

         (1) The Company may at any time direct the Trustee to segregate all or a portion of the Fund in a separate investment account or accounts and may appoint one or more investment managers including itself and to direct the investment and


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                  reinvestment of each such investment account or accounts. In such event, the Company shall notify the Trustee of the appointment of each such investment manager.

         (2) Thereafter (until a Change in Control), the Trustee shall make every sale or investment with respect to such investment account as directed in writing by the investment manager(s). It shall be the duty of the Trustee to act strictly in accordance with each direction. The Trustee shall be under no duty to question any such direction of the investment manager, to review any securities or other property held in such investment account or accounts acquired by it pursuant to such directions or to make any recommendations to the investment manager(s) with respect to such securities or other property.

         (3) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction from an investment manager, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, through the medium of any short term common, collective or commingled trust fund established and maintained by the Trustee subject to the instrument establishing such trust fund, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of an investment manager regarding more permanent type investment and directed distributions.

         (4) The Trustee shall neither be liable nor responsible for any loss resulting to the Fund by reason of any sale or purchase of an investment directed by an investment manager nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of such investment manager.

         (5) Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of an investment manager or the Company issued pursuant hereto or for failure to act in the absence of directions of the investment manager or the Company including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of an investment manager or the Company, having actual knowledge that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of an investment manager or the Company with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of an investment manager or the Company or for failure to act in the absence of directions of an investment manager or the Company. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the investment manager or the Company which the Trustee reasonably believes to be genuine and to have been issued by the investment manager or the Company. The Trustee shall not be charged with knowledge of the termination of the appointment of any investment manager until it receives written notice thereof from the Company.

            (6) The Company may direct the Trustee as to how to vote any Company stock held by the Trust.

     (d) Following a Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b). In investing the Trust assets, the Trustee shall consider.

            (1)   the needs of the Arrangements;

            (2) the need for matching of Trust assets with the liabilities of the Arrangements; and

            (3) the duty of the Trustee to act solely in the best interest of the Participants and their Beneficiaries.

     (e) The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate to the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager. The Trustee shall have the right to purchase an insurance policy or an annuity to fund the benefits of the Arrangements.

     (f) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal.

     (g) Prior to a Change in Control, the Company shall have the right to contribute to the Trust common stock of the Company ("Company Stock"). To the extent that Company Stock is contributed to the Trust, it shall be held by the Trustee pursuant to this Section 6(g).

     (h)    Execution of Purchases and Sales.

            (1) Transactions. Purchases and sales of Company Stock shall be made on the date on which the Trustee receives from the Company in good order all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Purchases and sales of Company Stock for the Stock Fund shall be made on the open market as necessary unless the following applies:

               (i) The Trustee is unable to determine the number of shares required to be purchased or sold on such day; or

               (ii) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

               (iii) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body form purchasing or selling any or all of the shares required to be purchased or sold on such days.

               In the event of the occurrence of the circumstances described in
               (i), (ii) or (iii) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively. The Trustee may follow written directions from the Company to deviate from the above purchase and sale procedures.

         (1) Use of an Affiliated Broker. The Company hereby directs the Trustee to use Wachovia Securities, Inc. (WSI) to provide brokerage services in connection with any purchase or sale of Company Stock subject to the requirement that the Trustee take all reasonable steps to assure that the Trust receives best execution on any transaction. The provision of brokerage services shall be subject to the following:

               (i) To the extent such services are utilized, as consideration for such brokerage services, the Company agrees that WSI shall be entitled to remuneration under the authorization provision in accordance with its normal fee schedule.

               (ii) Any successor organization of WSI, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

               (iii) The Trustee and WSI shall continue to rely on this authorization provision until notified to the contrary. The Company reserves the right to terminate this authorization upon sixty (60) days written notice to WSI (or its successor) and the Trustee.

         (2) Securities Law Reports. The Company shall be responsible for filing all reports required under Federal or state securities laws with respect to the

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

         Trust's ownership of Company Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Company Stock pending the filing of any report. The Company shall be responsible for the registration of any Plan interests required under Federal or state securities laws. The Trustee shall provide to the Company such information on the Trust's ownership of Company Stock as the Company may reasonably request in order to comply with Federal or state securities laws.

Section 7.     Insurance Contracts
               -------------------

(a) To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b) Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c) The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d) No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8.     Disposition of Income
               ---------------------

(a) Prior to a Change in Control, all income received by the Trust, net of expenses and taxes, may be returned to the Company or accumulated and reinvested within the Trust at the direction of the Company.

(b) Following a Change in Control, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust.

Section 9.     Accounting by The Trustee
               -------------------------

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within thirty (30) days following the close of each calendar year and within thirty (30) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company's filing with the Trustee objections to any such account within one hundred eighty (180) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more sub-accounts.

Section 10.    Responsibility of The Trustee
               -----------------------------

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute, subject, however to Section 2(d) hereof.

(b) The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or misconduct of Trustee. To the extent the Company fails to make any payment on account of an indemnity provided in this paragraph 10(b), in a reasonably timely manner, the Trustee may obtain payment from the Trust. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust. The Trustee hereby indemnifies the Company against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust which occur as a result of the Trustee's negligence or breach of this Trust.

(c) Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Change in Control the Trustee shall, upon notice to the Company, select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements.

(d) The Trustee may, upon notice to the Company, hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11.    Compensation and Expenses of The Trustee
               ----------------------------------------

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee. A copy of the current fee schedule is listed in Attachment A. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents. If not so paid, the fees and expenses shall be paid from the Trust.

Section 12.    Resignation and Removal of The Trustee
               --------------------------------------

(a) Prior to a Change in Control, the Trustee may resign at any time by written notice to the Company, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise. Following a Change in Control, the Trustee may resign only after the appointment of a successor Trustee.

(b) The Trustee may be removed by the Company on thirty (30) days notice or upon shorter notice accepted by the Trustee prior to a Change in Control. Subsequent to a Change in Control, the Trustee may only be removed after the Company's appointment of an independent third party national banking association or other entity having the authority to exercise trust powers with a market capitalization exceeding $5,000,000,000 to replace the Trustee and the agreement by the successor Trustee to a trust agreement containing the provisions of Sections 2(c) and 14(a) hereof.

(c) If the Trustee resigns within two years after a Change in Control, as defined herein, the Company, or if the Company fails to act within a reasonable period of time following such resignation, the Trustee shall apply to a court of competent jurisdiction for the appointment of a successor Trustee which satisfies the requirements of Section 13 or for instructions.

(d) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within ninety (90) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(e) If the Trustee resigns or is removed, a successor shall be appointed by the Company, in accordance with Section 13 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this Section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

Section 13.    Appointment of Successor
               ------------------------

(a) If the Trustee resigns or is removed in accordance with Section 12 hereof, the Company may appoint, subject to Section 12, any independent third party national banking association or other entity having the authority to exercise trust powers with a market capitalization exceeding $5,000,000,000 to replace the Trustee upon resignation or removal. The successor Trustee shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Section 8 and 9 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

Section 14.    Amendment or Termination
               ------------------------

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable after it has become irrevocable in accordance with Section 1 hereof. Additionally, no amendment may be made which would change Section 2(c) hereof.

(b) Following a Change in Control, the Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

(c) Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Arrangements, the Company may terminate this Trust prior to the time that all benefit payments under the Arrangements have been made. All assets in the Trust at termination shall be returned to the Company.

Section 15.    Definitions
               -----------

For purposes of this Trust, the following terms shall be defined as set forth below:

(a) Potential Change in Control shall mean the Company entering into any agreement or making any announcement either of which, if consummated would result in a Change in Control.

(b)      Change in Control the happening of any of the following events:

         (a) An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with Subsections (i), (ii) and (iii) of Subsection (C) of this Section 15(b);

         (b) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board will be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 15(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) will be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board will not be so considered as a member of the Incumbent Board;

         (c) Consummation of a reorganization, merger or consolidation, sale or other disposition of all or substantially all of the assets of the Company, or acquisition by the Company of the assets or stock of another entity ("Corporate

         Transaction"); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, twenty percent (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(d) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The General Counsel, the Chief Executive Officer or the Chief Financial Officer of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired under the guidance of this Section 15(b) and shall be required to give the Trustee notice of a Change in Control or a Potential Change in Control. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives notice of a Change in Control from another source, the Trustee shall make its own independent determination.

(c) "Company" shall mean the FMC Corporation unless otherwise specified by this Trust.

(d)      Required Funding Amount shall mean an amount equal to:

         (1) the present value of all benefits required under the Arrangements; and

         (2) anticipated trustee, administrative and advisory fees in connection with the maintenance of the Trust or the Arrangements until the Company's obligations under the Arrangements have been fully met, and any taxes expected to be due over the remaining duration of the Trust.

(d)      "Subsidiary" shall mean a subsidiary or an affiliate of the Company.

Section 16.    Miscellaneous
               -------------

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) The Company hereby represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws, including without limitation, ERISA. The Company hereby indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration by the Company of the Arrangements. To the extent the Company does not pay any of such liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

(c) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

IN WITNESS WHEREOF, this Trust has been executed on behalf of the parties hereto on the day and year first above written.


FMC CORPORATION                                         WACHOVIA BANK, N.A. as TRUSTEE

By:  /s/ William H. Schumann III                        By:  /s/ Joe O. Long
     -----------------------------------------               ----------------------------------------

Its: Senior V.P. and Chief Financial Officer           Its:  Senior Vice President/Group Executive
     -----------------------------------------               ----------------------------------------


ATTEST:                                                 ATTEST:

By:  /s/ Michael W. Murray                              By:  /s/ John N. Smith III
     ----------------------------------------                ----------------------------------------

Its: Vice President - Human Resources                  Its:  Assistant Secretary
     ----------------------------------------                ----------------------------------------

                                  Attachment A

SCHEDULE OF FEES--FMC Corporation Executive Severance Plan
WACHOVIA EXECUTIVE SERVICES -
EXECUTIVE COMPENSATION AND OTHER
NON-QUALIFIED TRUST SERVICES
================================================================================

                                         Non-qualified Trust Services include
                                         rabbi, secular and other non-qualified
                                         trusts providing benefits in addition
                                         to those from qualified plans. Plans
                                         specifically providing for change of
                                         control benefits are also covered by
                                         this Schedule of Fees. Charges are
                                         quoted on an annual basis and are
                                         payable quarterly.

STANDARD SERVICES
--------------------------------------------------------------------------------

I.  DOCUMENT REVIEW                      A Document Review and Implementation
    AND IMPLEMENTATION                   Fee will be charged to all new
                                         accounts. This fee will be quoted by
                                         account, based on the use of Wachovia's
                                         proprietary documents, consulting and
                                         legal time required, as well as
                                         administrative requirements to
                                         establish the account.

II. CUSTODIAL AND FIDUCIARY              Ad Valorem Charges - An ad valorem fee
    CHARGES                              is assessed for all basic services
                                         related to custody of funds and is
                                         based on the total liability of all
                                         covered plans or arrangements. This fee
                                         covers up to 5 (five) funds. The
                                         following is the schedule of charges:


                                                        MARKET VALUE      RATE PER $1,000
                                                        ------------      ---------------

                                               First   $    500,000           $5.00
                                               Next       1,500,000            2.60
                                               Next       8,000,000            1.40
                                               Next      40,000,000             .50
                                               Next      50,000,000             .40
                                               Over     100,000,000         Negotiated

                                         A minimum ad valorem charge of $20,000
                                         shall be applied. Fees covered by
                                         Section III-IV and VII of this schedule
                                         will be in addition to the minimum ad
                                         valorem charge.

    Insurance, Letter of Credit and      In applying the ad valorem schedule,
    other Non-Cash Funding               the cash surrender value of insurance,
                                         letters of credit, unfunded liabilities
                                         and other non-cash funding will
                                         normally be discounted 75% prior to
                                         change of control. Following a change
                                         of control, this discount will no
                                         longer

                                         be used in computing ongoing fees, and
                                         Wachovia will normally manage assets
                                         not invested in insurance products.

     Employer Securities                 In applying the ad valorem schedule,
                                         employer securities will normally be
                                         discounted 50% prior to change of
                                         control. Following change of control,
                                         this discount will no longer be used in
                                         computing ongoing fees.

     Research                            Requests for research will be performed
                                         at a cost of $100 per hour.

     Additional Funds                    $500.00

     Insurance Policy Storage            $5.00 per policy


  III.  INVESTMENT MANAGEMENT            For individually managed portfolios, a
                                         separate schedule will apply.
                                         Proprietary mutual funds will be
                                         charged in accordance with the
        Wachovia Asset                   applicable prospectus. Any money market
        Management                       fund must be a Wachovia Fund.


IV.     BENEFIT PAYMENTS AND WIRES       Cash Benefit Payments


                                         Periodic:                By check $2.50 plus postage
                                                                  By ACH $1.00 plus postage

                                         Non-Periodic:            $25.00 plus postage

                                         In-Kind Distributions    $50.00

                                         Payment Set-up           $100.00

        Stop Payments                    $20.00 initialization

        Wires                            $20.00 each


V.    TAX REPORTING

      State Tax Withholding              An annual charge of $75 per account
                                         will apply for each state where
                                         withholdings are requested or required.

      Preparation and Filing of          For each 1041 required to be prepared
      Form 1041                          and filed, a fee of $150 will be
                                         charged.

VI.  CHANGE OF CONTROL FEE               A one-time, $25,000 minimum fee plus
                                         expenses will be charged for each
                                         change of control in addition to fees
                                         for ongoing services.

VII. OTHER SERVICES                      Financial planning services for
                                         individuals and group educational or
                                         ommunications materials are available.
                                         Fees will be negotiated prior to
                                         commencement.

                                         Billable time plus out-of-pocket
                                         expenses will be charged for consulting
                                         services or other services not covered
                                         by this schedule.

                                         Meetings requiring the attendance of
                                         one of Wachovia Executive Services'
                                         Consultants are subject to a per diem
                                         fee of $1,000 per day, per consultant,
                                         plus travel expenses.

                                         Participant recordkeeping and
                                         performance measurement services shall
                                         be charged in accordance with separate
                                         schedules.

                                         For on-line and PC downloading support,
                                         appropriate additional charges will be
                                         made.

                                         The physical storage of insurance
                                         policies is not included in the above
                                         charges.

                                         For account terminations less than two
                                         years from inception, a minimum,
                                         prorated ad valorem fee for the initial
                                         two year period plus expenses will be
                                         charged.

                                         Additional reasonable fees will be
                                         charged for services not covered by
                                         this schedule.